UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2003

LIBERATE TECHNOLOGIES

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26565	94-3245315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Circle Star Way, San Carlos, California		94070-6200
(Address of Principal Executive Offices)		(Zip Code)

Company’s telephone number, including area code: (650) 701-4000

(Former Name or Former Address, if Changed Since Last Report.)

Item 5.  Other Events and Regulation FD Disclosure.

Management Transition

Liberate Technologies has completed its previously announced management transition.

The transition includes the appointments of David Lockwood as Chairman and Chief Executive Officer, Robert R. Walker and Patrick S. Jones as members of the board of directors, Gregory S. Wood as Chief Financial Officer, and Patrick Nguyen as Executive Vice President – Corporate Development.  Phil Vachon continues as President – Liberate International and Kent Walker continues as Executive Vice President – Corporate & Legal Affairs.

Mitchell Kertzman, Liberate’s former Chairman and Chief Executive Officer, and Coleman Sisson, Liberate’s former President, have resigned as officers and directors.  Mr. Kertzman has joined the firm of Hummer Winblad Venture Partners.  Mr. Sisson will serve as a strategic advisor to Liberate.

Liberate had previously announced that these management changes would take effect when it filed its amended annual report and other outstanding reports with the SEC, but its board of directors has instead decided to complete the transition in connection with Liberate’s new fiscal year, which began on June 1, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERATE TECHNOLOGIES

Date: June 9, 2003	By:	/s/ Kent Walker
	Name:	Kent Walker
	Title:	Chief Financial Officer